Exhibit 31.4

Certification of Principal Financial Officer Pursuant to Exchange Act Rule 13a-14(a)/15d-14(a)

as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Kyle Sauers, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020 of Rush Street Interactive, Inc.; and

2.	Based on my knowledge, this Amendment No. 1 to the Annual Report Form 10-K/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021

/s/ Kyle Sauers
Kyle Sauers
Chief Financial Officer
(Principal Financial Officer)